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                                   Exhibit I



This statement is filed pursuant to Rule 13d-1(b) by B.A.T Industries p.l.c., a Parent Holding Company, in accordance with Rule 13d-1(b)(1)(ii)(G), with respect to securities held by Allied Dunbar Unit Trusts plc, an Insurance Company (as defined in Section 3(a)(19) of the Act) incorporated under the laws of England.





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